Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404, No. 333-94945, No. 333-37823, No. 333-37831, No. 333-166577 and No. 333-166594 on Forms S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statements No. 333-104559, No. 333-121506, No. 333-122342, No. 333-122448, No. 333-124298, No. 333-127969, No. 333-134908, No. 333-138336, No. 333-142418 and No. 333-155993 on Forms S-3 of our report dated March 1, 2011 (October 6, 2011 as to the effects of the 2011 discontinued operations described in Note 10), relating to the consolidated financial statements and the consolidated financial statement schedules of Weingarten Realty Investors appearing in this Current Report on Form 8-K of Weingarten Realty Investors dated October 6, 2011.

/s/ Deloitte & Touche LLP

Houston, Texas

October 6, 2011